UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2014, the Company entered into Nondisclosure and Standstill Agreements (the “Standstill Agreements”), with each of Prescott Group Capital Management, LLC, an Oklahoma limited liability company (“Prescott”), and Red Mountain Capital Partners LLC, a Delaware limited liability company (“Red Mountain”) .

Standstill Agreements

The Standstill Agreements require that each of Prescott and Red Mountain keep confidential information that is provided to them or certain of their representatives in connection with the service on the Company’s board of certain persons who are affiliated with Prescott and Red Mountain.  The Standstill Agreements also prohibit Prescott and Red Mountain from engaging in certain activities (the “Standstill Restrictions”), including:

(i)                                     acquiring any assets of the Company or additional Common Stock of the Company, such that after giving effect to such acquisition, Prescott or Red Mountain would own in excess of 19.9999% of the issued and outstanding Common Stock of the Company;

(ii)                                  making, or in any way participating in, directly or indirectly any solicitation of proxies to vote, or seeking to advise or influence any person or entity with respect to the voting, of any voting securities of the Company;

(iii)                               nominating, or seeking to nominate, directly or indirectly, any person to the Board;

(iv)                              making any public announcement with respect to, or submitting a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets (including, for the avoidance of doubt and without limitation, a tender offer);

(v)                                 forming, joining or in any way participating in a group in connection with any of the foregoing;

(vi)                              otherwise acting or seeking to control or influence the Board or the management or policies of the Company; or

(vii)                           taking any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described above.

The Standstill Restrictions terminate on the earlier of (a) the later to occur of (x) June 30, 2015 or (y) (A) the date upon which no persons affiliated with Prescott or Red Mountain, respectively, are serving on the Board (in the case of (i) above) and (B) three months after such date (in the case of (ii) through (vii) above) and (b) the date that is four years after August 21, 2014.

The foregoing description of the Standstill Agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On August 26, 2014, the Board of Directors of the Company approved the Third Amended and Restated Bylaws of the Company (the “Restated Bylaws”), entirely replacing its prior Second Amended and Restated Bylaws. The sole purpose of the Restated Bylaws is to add an additional section to the Bylaws which requires that any unsuccessful shareholder litigant in a suit against the Company reimburse the Company for all of the Company’s litigation costs, including reasonable attorney fees.

Item 9.01                                           Financial Statements and Exhibits.

The following documents are filed as exhibits to this report:

Item No.	Exhibit
3.1	Third Amended and Restated Bylaws of Nature’s Sunshine Products, Inc., dated August 26, 2014
10.1	Nondisclosure and Standstill Agreement, dated August 25, 2014, by and between Nature’s Sunshine Products, Inc. and Prescott Group Capital Management, LLC
10.2	Nondisclosure and Standstill Agreement, dated August 25, 2014, by and between Nature’s Sunshine Products, Inc. and Red Mountain Capital Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: August 27, 2014	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Chief Financial Officer

EXHIBIT INDEX

Item No.	Exhibit
3.1	Third Amended and Restated Bylaws of Nature’s Sunshine Products, Inc., dated August 26, 2014
10.1	Nondisclosure and Standstill Agreement dated August 25, 2014, by and between Nature’s Sunshine Products, Inc. and Prescott Group Capital Management, LLC
10.2	Nondisclosure and Standstill Agreement dated August 25, 2014, by and between Nature’s Sunshine Products, Inc. and Red Mountain Capital Partners LLC